Exhibit 99.1

Contact:
Nicole Daniel	804.788.6096
Sherry Knapp	804.788.6107

Albemarle Announces Record Second-Quarter 2006 Results

•	Quarterly net income was $43.3 million, or 89 cents per share, up 35 percent over the same period last year.

•	Net sales for the quarter were $568.8 million, up 13 percent over the same period last year.

RICHMOND, Va., July 24 — Albemarle Corporation (NYSE: ALB) reported record second-quarter 2006 net income of $43.3 million, or 89 cents per share, up from $32.1 million, or 67 cents per share, for second-quarter 2005, due to strong performance in each of the Company’s three business segments and its joint ventures. Excluding special items, second quarter 2005 net income was $29.0 million, or 60 cents per share. The Company reported quarterly net sales in the second quarter of 2006 totaling $569 million, up $66 million, a 13 percent increase from second-quarter 2005.

Net income for the first half of 2006 was $77.7 million, or $1.60 per share, up from $56.4 million, or $1.19 per share, for the first half of 2005 due to strong performance in each of the Company’s three business segments. Excluding special items, first half 2005 net income was $54.2 million or $1.14 per share. Net sales for the first half of 2006 were $1.176 billion, up $163 million, a 16 percent increase from the first half of 2005.

Commenting on second-quarter 2006 results, Mark C. Rohr, President and CEO of Albemarle Corporation stated, “I am pleased to announce record quarterly net income for the Company on strong net sales. Our sales increased 13 percent while our earnings rose 35 percent, reflecting the success we have had achieving value for our products and services in the market. All three business units showed improved earnings and margins compared to the same period last year. Our team is performing well building Albemarle’s innovation and service model, addressing under-performing assets, mitigating costs, and working with customers to introduce new products. We had a strong first half of the year, and while we recognize the expected deceleration in the domestic economy, we expect demand and pricing for our products to remain robust in the second half of the year.”

Quarterly Segment Results

The Polymer Additives segment recorded net sales for second-quarter 2006 of $228.6 million, up $24.1 million, or 12 percent, versus second-quarter 2005. Our mineral flame retardant portfolio saw both volume and net sales improvements. Net sales improved in both brominated flame retardants and our stabilizers and curatives on flat volumes. Polymer Additives segment income for second-quarter 2006 amounted to $39.2 million, up $10.9 million, or 38 percent, versus second-quarter 2005, due mainly to higher pricing, partially offset by increased manufacturing costs and unfavorable foreign exchange. Excluding the special item gain of $2.2 million in second-quarter 2005, Polymer Additives segment income for second-quarter 2006 improved 50 percent.

The Catalysts segment recorded net sales for second-quarter 2006 of $194.0 million, up $46.7 million, or 32 percent, versus second-quarter 2005, due mainly to higher pricing and increased volume in refinery catalysts (both FCC and HPC catalysts), offset in part by slightly lower volumes in polyolefin catalysts. Catalysts segment income for second-quarter 2006 amounted to $29.5 million, up $5.2 million, or 21 percent, from second-quarter 2005, due to higher pricing and increased volume offset by increased raw material cost. In addition, strong performance in the Catalysts joint ventures contributed $9.8 million in second-quarter 2006, a $4.1 million improvement over second-quarter 2005. Excluding the special item gain of $0.6 million in second-quarter 2005, Catalysts segment income for second-quarter 2006 improved 24 percent.

Fine Chemicals segment net sales for second-quarter 2006 were $146.2 million, down $4.8 million, or 3 percent, versus second-quarter 2005. Fine Chemicals segment income for second-quarter 2006 was $13.8 million, down $1.1 million, or 7 percent, from second-quarter 2005, due mainly to increased raw material and manufacturing costs, partially offset by improved pricing. Excluding the special item gain of $2.2 million in second-quarter 2005, Fine Chemicals segment income for second-quarter 2006 improved 9 percent.

During the quarter, interest and financing expenses were $12.0 million versus second-quarter 2005 of $10.1 million due mainly to higher interest rates and increased levels of debt after the consolidation of our Jordan bromine joint venture. During the quarter we recorded a net charge of approximately 3 cents per share, after tax, related to a foreign exchange adjustment on foreign denominated debt at our consolidated Jordan bromine joint venture. This charge is included in our Other (Expense) Income line item, with a partial offset in Minority Interests in Income of Consolidated Subsidiaries. Our net debt decreased approximately $60 million from March 31, 2006 reflecting strong cash flows. Our second-quarter 2006 effective income tax rate was 25.3 percent.

Selected data related to net income, special items and related per share amounts for the second-quarters and six months ended June 30, 2006 and 2005 are shown in the Additional Information section below, as well as a reconciliation of net income excluding special items and net debt.

Earnings Call

The Company’s performance for the second quarter ended June 30, 2006 will be discussed on a conference call at 11:00 AM Eastern Daylight Time on July 25, 2006, which can be accessed through Albemarle’s website under Investor Information at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statements

Some of the information presented in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations as reflected are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: the inability to pass through increases in costs and expenses for raw materials and energy; competition from other manufacturers; changes in demand for our products; the gain or loss of significant customers; fluctuations in foreign currencies; and increased government regulation of our operations or our products. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2005 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Second Quarter Ended June 30,			Six Months Ended June 30,
	2006	2005 (a)		2006	2005 (a)
Net sales	$568,797	$502,754		$1,176,151	$1,012,719
Cost of goods sold	437,413	397,587		922,314	800,230

Gross profit	131,384	105,167		253,837	212,489
Selling, general and administrative expenses	62,202	53,669		120,055	110,695
Research and development expenses	11,198	10,342		22,643	21,322
Benefit plan curtailment gain and other special charges	—	(4,868	)(b)	—	(4,868	)(b)

Operating profit	57,984	46,024		111,139	85,340
Interest and financing expenses	(12,037)	(10,135)		(22,656)	(20,388	)(c)
Other (expense) income, net	(2,303)	78		(1,377)	566

Income before income taxes, minority interests and equity in net income of unconsolidated investments	43,644	35,967		87,106	65,518
Income tax (expense)	(11,041)	(13,948)		(22,378)	(25,088)

Income before minority interests and equity in net income of unconsolidated investments	32,603	22,019		64,728	40,430
Minority interests in income of consolidated subsidiaries	(394)	(1,028)		(3,619)	(2,512)
Equity in net income of unconsolidated investments	11,118	11,067		16,594	18,459

Net income	$43,327	$32,058		$77,703	$56,377

Basic earnings per share	$0.92	$0.69		$1.65	$1.22

Diluted earnings per share	$0.89	$0.67		$1.60	$1.19

Weighted-average common shares outstanding - Basic	47,345	46,581		47,211	46,059

Weighted-average common shares outstanding - Diluted	48,580	47,971		48,432	47,455

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands of Dollars)

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$98,995	$58,570
Other current assets	834,106	815,093

Total current assets	933,101	873,663

Property, plant and equipment	2,269,096	2,194,878
Less accumulated depreciation and amortization	1,282,606	1,228,061

Net property, plant and equipment	986,490	966,817

Other assets and intangibles	722,551	706,763

Total assets	$2,642,142	$2,547,243

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$419,634	$421,917
Long-term debt	748,273	775,889
Other noncurrent liabilities	229,838	225,212
Deferred income taxes	214,111	193,950
Shareholders’ equity	1,030,286	930,275

Total liabilities & shareholders’ equity	$2,642,142	$2,547,243

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Cash Flows Data

(In Thousands of Dollars) (Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash and cash equivalents at beginning of year	$58,570	$46,390
Cash and cash equivalents at end of period	$98,995	$98,288

Sources of cash and cash equivalents:
Net income	77,703	56,377
Depreciation and amortization	57,666	57,692
Proceeds from issuance of senior notes	—	324,665
Proceeds from issuance of common stock	—	147,862
Proceeds from borrowings	130,709	117,372
Proceeds from exercise of stock options	12,856	2,704
Proceeds from liquidation of equity method investment and sale of nonmarketable security	—	1,058

Uses of cash and cash equivalents:
Capital expenditures	(49,012)	(36,189)
Purchases of common stock	(9,885)	—
Investments in and advances to joint ventures and other corporate investments	(168)	(9,088)
Acquisitions of assets/business	—	(7,553)
Repayments of long-term debt	(165,001)	(499,419)
Dividends paid to shareholders	(15,248)	(11,978)
Dividends paid to minority interest	(3,600)	(1,000)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands of Dollars) (Unaudited)

	Second Quarter Ended June 30,			Six Months Ended June 30,
	2006	2005 (a)		2006	2005 (a)
Segment net sales:
Polymer Additives	$228,559	$204,435		$450,430	$402,537
Catalysts	194,045	147,304		429,401	320,128
Fine Chemicals	146,193	151,015		296,320	290,054

Total segment net sales	$568,797	$502,754		$1,176,151	$1,012,719

Segment income (loss):
Polymer Additives	$39,240	$28,347	(b)	$70,460	$50,661	(b)
Catalysts	29,518	24,346	(b)	54,847	49,405	(b)
Fine Chemicals	13,767	14,850	(b)	23,458	26,400	(b)
Corporate & Other	(13,817)	(11,480	)(b)	(24,651)	(25,179	)(b)

Total segment income	68,708 (d)	56,063	(d)	124,114 (d)	101,287	(d)
Interest and financing expenses	(12,037)	(10,135)		(22,656)	(20,388	)(c)
Other (expense) income, net	(2,303)	78		(1,377)	566
Income tax (expense)	(11,041)	(13,948)		(22,378)	(25,088)

Net income	$43,327	$32,058		$77,703	$56,377

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(In Thousands of Dollars, Except Per-Share Amounts):

(a)	Certain reclassifications have been made in the condensed consolidated statements of income and consolidated summary of segment results to conform to current presentation.
(b)	The second quarter and six-month periods ended June 30, 2005 include the following curtailment gain and special charge:

Segment income (loss):
Polymer Additives	$2,181	(1)
Catalysts	560	(1)
Fine Chemicals	2,240	(1)
Corporate & Other	(113	)(1-2)

Total segment income	4,868

(1)	The second quarter and six-months ended June 30, 2005 included a curtailment gain amounting to $5,603 ($3,569 after income taxes, or 7 cents per share) that relates to a reduction in our accumulated postretirement benefit obligation (liability) associated with a change in coverage in our unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments.
(2)	The second quarter and six-months ended June 30, 2005 included a provisional charge of $735 ($468 after income taxes, or 1 cent per share) for the potential settlement of future legal claims with respect to certain future asbestos premises liability claims.

(c)	Interest and financing expenses for the six-months ended June 30, 2005 included the write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or 2 cents per share).

(d)	Effective January 1, 2006, we revised the way we evaluate the performance of our segment results to reduce our segment income (loss) for the minority interests in income of consolidated subsidiaries. Segment income (loss) represents operating profit and equity in net income of unconsolidated investments and is reduced by minority interests in income of consolidated subsidiaries. Segment results for the second quarter and six-months ended June 30, 2005 have been reclassified to conform to the new presentation.

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Equity in net income of unconsolidated investments:
Polymer Additives	$1,349	$2,793	$2,469	$4,573
Catalysts	9,757	5,697	14,202	10,167
Fine Chemicals	—	2,653	—	3,859
Corporate & Other	12	(76)	(77)	(140)

Total equity in net income of unconsolidated investments	$11,118	$11,067	$16,594	$18,459

Minority interests in income of consolidated subsidiaries:
Polymer Additives	$(1,358)	$(1,028)	$(3,373)	$(2,512)
Catalysts	—	—	—	—
Fine Chemicals	(939)	—	(2,149)	—
Corporate & Other	1,903	—	1,903	—

Total minority interests in income of consolidated subsidiaries	$(394)	$(1,028)	$(3,619)	$(2,512)

Additional Information

It should be noted that net income excluding special items is a financial measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. It is presented here to exclude the impact of certain non-recurring items on our results. We believe this measure is more reflective of our operations, provides transparency to investors and enables period-to-period comparability of financial performance. Set forth below is a reconciliation of net income excluding special items, a non-GAAP financial measure, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, for the second quarter and six months ended June 30, 2006 and 2005.

Net debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP. We believe net debt is helpful in analyzing leverage and as a performance measure. We define net debt as total debt plus the portion of outstanding joint venture indebtedness guaranteed by us (or less the portion of outstanding joint venture indebtedness consolidated but not guaranteed by us), less cash and cash equivalents. Set forth below is a reconciliation of net debt, a non-GAAP financial measure, to total debt, the most directly comparable financial measure calculated and reported in accordance with GAAP, for the first and second quarters ended March 31, 2006 and June 30, 2006, respectively.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investor Information section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Investor Relations.”

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Second Quarter Ended June 30, 2006			Second Quarter Ended June 30, 2005
	As Reported	Special Items	Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$568,797	$—	$568,797	$502,754	$—		$502,754
Cost of goods sold	(437,413)	—	(437,413)	(397,587)	—		(397,587)
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(73,400)	—	(73,400)	(64,011)	—		(64,011)
Benefit plan curtailment gain and other special charges	—	—	—	4,868	(4,868	) (a)	—

Operating profit	57,984	—	57,984	46,024	(4,868)		41,156
Interest and financing expenses	(12,037)	—	(12,037)	(10,135)	—		(10,135)
Other (expense) income, net	(2,303)	—	(2,303)	78	—		78

Income before income taxes, minority interests and equity in net income of unconsolidated investments	43,644	—	43,644	35,967	(4,868)		31,099
Income tax (expense)	(11,041)	—	(11,041)	(13,948)	1,767	(a)	(12,181)

Income before minority interests and equity in net income of unconsolidated investments	32,603	—	32,603	22,019	(3,101)		18,918
Minority interests in income of consolidated subsidiaries	(394)	—	(394)	(1,028)	—		(1,028)
Equity in net income of unconsolidated investments	11,118	—	11,118	11,067	—		11,067

Net income	$43,327	$—	$43,327	$32,058	$(3,101)		$28,957

Diluted earnings per share	$0.89	$—	$0.89	$0.67	$(0.07)		$0.60

Segment income:
Polymer Additives	$39,240	$—	$39,240	$28,347	$(2,181)		$26,166
Catalysts	29,518	—	29,518	24,346	(560)		23,786
Fine Chemicals	13,767	—	13,767	14,850	(2,240)		12,610
Corporate & Other	(13,817)	—	(13,817)	(11,480)	113		(11,367)

Total	$68,708	$—	$68,708	$56,063	$(4,868)		$51,195

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Six Months Ended June 30, 2006			Six Months Ended June 30, 2005
	As Reported	Special Items	Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$1,176,151	$—	$1,176,151	$1,012,719	$—		$1,012,719
Cost of goods sold	(922,314)	—	(922,314)	(800,230)	—		(800,230)
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(142,698)	—	(142,698)	(132,017)	—		(132,017)
Benefit plan curtailment gain and other special charges	—	—	—	4,868	(4,868	) (a)	—

Operating profit	111,139	—	111,139	85,340	(4,868)		80,472
Interest and financing expenses	(22,656)	—	(22,656)	(20,388)	1,386	(b)	(19,002)
Other (expense) income, net	(1,377)	—	(1,377)	566	—		566

Income before income taxes, minority interests and equity in net income of unconsolidated investments	87,106	—	87,106	65,518	(3,482)		62,036
Income tax (expense)	(22,378)	—	(22,378)	(25,088)	1,264	(a-b)	(23,824)

Income before minority interests and equity in net income of unconsolidated investments	64,728	—	64,728	40,430	(2,218)		38,212
Minority interests in income of consolidated subsidiaries	(3,619)	—	(3,619)	(2,512)	—		(2,512)
Equity in net income of unconsolidated investments	16,594	—	16,594	18,459	—		18,459

Net income	$77,703	$—	$77,703	$56,377	$(2,218)		$54,159

Diluted earnings per share	$1.60	$—	$1.60	$1.19	$(0.05)		$1.14

Segment income:
Polymer Additives	$70,460	$—	$70,460	$50,661	$(2,181)		$48,480
Catalysts	54,847	—	54,847	49,405	(560)		48,845
Fine Chemicals	23,458	—	23,458	26,400	(2,240)		24,160
Corporate & Other	(24,651)	—	(24,651)	(25,179)	113		(25,066)

Total	$124,114	$—	$124,114	$101,287	$(4,868)		$96,419

(a)	Special items for the second quarter and six-months ended June 30, 2005 included a curtailment gain amounting to $5,603 ($3,569 after income taxes, or 7 cents per share) that relates to a reduction in our accumulated postretirement benefit obligation (liability) associated with a change in coverage in our unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments. The second quarter and six-months ended June 30, 2005 also included a provisional charge of $735 ($468 after income taxes, or 1 cent per share) for the potential settlement of future legal claims with respect to certain future asbestos premises liability claims.
(b)	Interest and financing expenses for the six-months ended June 30, 2005 included the write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or 2 cents per share).

ALBEMARLE CORPORATION AND SUBSIDIARIES

Net Debt Reconciliation

(In Thousands of Dollars)

(Unaudited)

	Second Quarter Ended June 30, 2006	First Quarter Ended March 31, 2006
Total debt	$799,835	$828,176
JV debt consolidated by the Company but guaranteed by others	(37,773)	(37,659)
Less: Cash and cash equivalents	(98,995)	(67,100)

Net Debt	$663,067	$723,417